Exhibit 99.l

Jack in the Box Inc. Reports Third Quarter FY 2019 Earnings; Updates Fiscal 2019 Guidance; Declares Quarterly Cash Dividend; Announces Additional $200 Million Share Repurchase Authorization Bringing Total to $301 Million

SAN DIEGO--(BUSINESS WIRE)--August 7, 2019--Jack in the Box Inc. (NASDAQ: JACK) today reported financial results for the third quarter ended July 7, 2019.

Increase in same-store sales:

	12 Weeks Ended		40 Weeks Ended
	July 7, 2019	July 8, 2018	July 7, 2019	July 8, 2018
Company	2.8%	0.6%	1.2%	0.5%
Franchise	2.7%	0.5%	0.8%	0.0%
System	2.7%	0.5%	0.8%	0.0%

Jack in the Box® system same-store sales increased 2.7 percent for the quarter. Company same-store sales increased 2.8 percent in the third quarter driven by average check growth as transactions improved to flat for the quarter.

Lenny Comma, chairman and chief executive officer, said, "Our greater emphasis on bundled value in the third quarter resulted in a substantial improvement in both traffic and sales trends while also driving check and maintaining strong restaurant margins. Our guests have responded favorably to the breadth of our promotions, which leverage our strategy around compelling value bundles, including both new product innovation as well as guest favorites, without devaluing our core menu items. This momentum has accelerated thus far into our fourth quarter.

"With our recent refinancing completed, we've achieved our target leverage ratio of approximately 5.0 times EBITDA. We remain firmly committed to returning cash to shareholders and now have $301 million available for share repurchases.

"Our long-term goals continue to center around meeting evolving consumer needs, with emphasis on improving operations consistency and targeted investments designed to maximize our returns. We remain focused on balancing the interests of all our stakeholders, including our franchisees, customers, employees and shareholders."

Earnings from continuing operations were $13.5 million, or $0.51 per diluted share, for the third quarter of fiscal 2019 compared with $48.1 million, or $1.70 per diluted share, for the third quarter of fiscal 2018. In connection with the refinancing of the company's senior credit facility, the company terminated its existing interest rate swaps. This resulted in a pre-tax charge of $23.6 million, which is reflected in interest expense, net, in the third quarter of fiscal 2019, or $0.56 per diluted share after the associated tax benefit of approximately $9.0 million.

Operating Earnings Per Share(1), a non-GAAP measure, were $1.07 in the third quarter of fiscal 2019 compared with $1.00 in the prior year quarter. A reconciliation of non-GAAP Operating Earnings Per Share to GAAP results is provided below, with additional information included in the attachment to this release.

	12 Weeks Ended		40 Weeks Ended
	July 7, 2019	July 8, 2018	July 7, 2019	July 8, 2018
Diluted earnings per share from continuing operations - GAAP	$0.51	$1.70	$2.67	$2.94
Loss on early termination of interest rate swaps	0.56	—	0.56	—
Gains on the sale of company-operated restaurants	—	(0.74)	(0.01)	(1.05)
Restructuring charges	—	0.05	0.19	0.12
Non-cash impact of the Tax Cuts and Jobs Act	—	0.03	—	1.10
Excess tax benefits from share-based compensation arrangements	—	(0.04)	—	(0.07)
Operating Earnings Per Share – non-GAAP	$1.07	$1.00	$3.41	$3.02

In the first quarter of fiscal 2018, the company entered into a definitive agreement to sell Qdoba Restaurant Corporation ("Qdoba"), a wholly owned subsidiary of the company, to certain funds managed by affiliates of Apollo Global Management, LLC. The transaction closed on March 21, 2018, and operating results for Qdoba are included in discontinued operations for all periods presented. However, the company did not allocate any general and administrative shared services expenses to discontinued operations prior to the sale.

__________________________

(1) Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, loss on early termination of interest rate swaps, the non-cash impact of the Tax Cuts and Jobs Act in fiscal year 2018, and the excess tax benefits from share-based compensation arrangements which are now recorded as a component of income tax expense versus equity prior to fiscal year 2018. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Adjusted EBITDA(2), a non-GAAP measure, was $57.8 million in the third quarter of fiscal 2019 compared with $64.4 million for the prior year quarter.

Restaurant-Level Margin(3), a non-GAAP measure, decreased by 50 basis points to 27.0 percent of company restaurant sales in the third quarter of fiscal 2019 from 27.5 percent a year ago. The decrease was due primarily to wage and commodity inflation, partially offset by the benefit of refranchising and lower maintenance and repairs expenses. Food and packaging costs, as a percentage of company restaurant sales, increased 90 basis points in the quarter driven by higher ingredient costs, which were partially offset by menu price increases and favorable product mix. Commodity costs increased 2.9 percent in the quarter as compared with the prior year.

Effective fiscal 2019, the company adopted the new US GAAP revenue recognition standard (Topic 606) using the modified retrospective method, and therefore no prior periods have been restated. The new revenue standard resulted in an increase to franchise revenues and a corresponding increase to franchise expenses primarily related to the reclassification of marketing fees received from franchisees. In addition, certain amounts previously netted in general and administrative expenses are now reflected as franchise revenues and expenses. Although the prior year results have not been restated for the impact of this accounting change, a reconciliation to a recast statement of earnings is included within the "Supplemental Information" section of this release.

Also effective fiscal 2019, the company adopted the new US GAAP pension standard (Topic 715) and began presenting certain pension cost components in Other pension and post-retirement expenses, net, in its condensed consolidated statements of earnings. The prior year condensed consolidated statement of earnings was adjusted to conform with this new presentation.

Franchise-Level Margin(3), a non-GAAP measure, as a percentage of total franchise revenues, was 42.6 percent in the third quarter of fiscal 2019. This compared with 60.2 percent in the prior year quarter, or 42.4 percent using recast 2018 figures as though Topic 606 had been applied retrospectively to the prior year.

_____________________________

(2) Adjusted EBITDA represents net earnings on a GAAP basis excluding earnings or losses from discontinued operations, income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges, net, depreciation and amortization, and the amortization of franchise tenant improvement allowances. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

(3) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

SG&A expenses for the third quarter of fiscal 2019 increased by $4.7 million and were 11.0 percent of revenues compared with 10.5 percent in the prior year quarter, or 8.2 percent using recast 2018 figures. Advertising costs, which are included in SG&A, were $4.0 million in the third quarter compared with $5.9 million in the prior year quarter. The $1.9 million decrease in advertising costs was due to a $0.4 million decrease resulting from refranchising, and a decrease of $1.5 million resulting from incremental spending in the prior year quarter. The $6.7 million increase in G&A, which excludes advertising, was primarily driven by:

  $7.1 million related to an unfavorable jury verdict in a wrongful termination lawsuit delivered in the quarter. As previously disclosed, the company intends to appeal this verdict;
  a $5.2 million increase in incentive compensation; and
  a $2.7 million decrease in transition services income as compared with the prior year resulting from the sale of Qdoba, which resulted in an increase to G&A.

These increases were partially offset by:

  a $5.1 million decrease in insurance related to workers' compensation and general liability;
  a $1.1 million decrease related to technology fees and costs netted in G&A in the prior year, which are now reflected as franchise revenues and expenses in the condensed consolidated statement of earnings in 2019;
  mark-to-market adjustments on investments supporting the company's non-qualified retirement plans resulting in a $1.0 million year-over-year decrease in G&A; and
  a $0.8 million decrease due primarily to workforce reductions related to refranchising.

As a percentage of system-wide sales, G&A, which excludes advertising, was 2.5 percent in the third quarter of fiscal 2019 compared with 1.7 percent in the 2018 quarter, or 1.6 percent using recast 2018 figures. Full-year G&A is expected to be approximately 1.8 to 2.0 percent of system-wide sales, consistent with prior guidance.

Impairment and other charges, net, decreased $6.5 million in the third quarter. The decrease was due primarily to a $5.7 million gain related to the sale of a restaurant property. In addition, restructuring charges, which are included in Impairment and other charges, net, in the accompanying condensed consolidated statements of earnings, decreased $1.9 million in the quarter.

Interest expense, net, increased by $25.6 million in the third quarter due primarily to the termination of interest rate swaps, which resulted in a pre-tax charge of $23.6 million. The remaining increase was due to a higher effective interest rate for fiscal 2019 and higher debt balances.

The Tax Cuts and Jobs Act (the "Tax Act"), enacted into law on December 22, 2017, reduced the statutory federal rate from 35 percent to 21 percent as of January 1, 2018. The tax rate reduction was phased in, resulting in a blended statutory federal tax rate of 24.5 percent for the fiscal year ended September 30, 2018. In addition, the Tax Act resulted in a non-cash increase to the provision for income taxes of $0.9 million, or $0.03 per diluted share, for the third quarter of fiscal 2018 related primarily to the revaluation of deferred tax assets and liabilities at the new lower rates. The statutory federal tax rate for fiscal year 2019 is 21.0 percent. The effective tax rate for the third quarter of fiscal 2019 was a benefit of 17.9 percent, including a $9.0 million benefit related to the termination of interest rate swaps. Excluding this impact, the effective tax rate in the third quarter was 19.9 percent. The expected full-year effective tax rate is approximately 20.0 percent, or 23.0 to 24.0 percent excluding the impact of the termination of interest rate swaps.

Capital Allocation

The company did not repurchase any shares of its common stock in the third quarter of fiscal 2019. The company has approximately $101.0 million remaining under share repurchase programs authorized by its Board of Directors that expire in November 2019. On August 2, 2019, the company's Board of Directors authorized an additional $200.0 million share repurchase program that expires in November 2020.

The company also announced today that on August 2, 2019, its Board of Directors declared a cash dividend of $0.40 per share on the company's common stock. The dividend is payable on September 10, 2019, to shareholders of record at the close of business on August 19, 2019.

Guidance

This release includes forward-looking guidance for certain non-GAAP financial measures, including Restaurant-Level Margin and Adjusted EBITDA. The company is unable without unreasonable effort to provide reconciliations of these forward-looking non-GAAP measures.

Fiscal Year 2019 Guidance

The following guidance and underlying assumptions reflect the company’s current expectations for the fiscal year ending September 29, 2019. Fiscal 2019 and fiscal 2018 are 52-week years, with 16 weeks in the first quarter, and 12 weeks in each of the second, third and fourth quarters.

Updated from prior guidance:

  System same-store sales increase of at least 1.0 percent.
  Tax rate of approximately 20.0 percent, or 23.0 to 24.0 percent excluding the termination of interest rate swaps in the third quarter. The expected tax rate in the fourth quarter is approximately 26.0 to 27.0 percent. These rates are subject to fluctuations arising from the impact of excess tax benefits from share-based compensation arrangements.
  Tenant improvement allowances of approximately $15 to $20 million.

Consistent with prior guidance:

  Commodity cost inflation of approximately 2.0 percent.
  Restaurant-Level Margin of approximately 26.0 to 27.0 percent of company restaurant sales.
  SG&A as a percentage of revenues of approximately 8.5 to 9.0 percent, which reflects the new revenue recognition standard.
  G&A as a percentage of system-wide sales of approximately 1.8 to 2.0 percent, which reflects the new revenue recognition standard.
  Approximately 25 to 35 new restaurants opening system-wide, the majority of which will be franchise locations.
  Capital expenditures of approximately $30 to $35 million, excluding purchases of assets held for sale or leaseback.
  Adjusted EBITDA of approximately $260 to $270 million.

Conference Call

The company will host a conference call for financial analysts and investors on Thursday, August 8, 2019, beginning at 8:30 a.m. PT (11:30 a.m. ET). The conference call will be broadcast live over the Internet via the Jack in the Box Inc. corporate website. To access the live call through the Internet, log onto the Investors section of the Jack in the Box Inc. website at http://investors.jackinthebox.com at least 15 minutes prior to the event in order to download and install any necessary audio software. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days, beginning at approximately 11:30 a.m. PT on August 8, 2019.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchisee development; litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)
(Unaudited)

	12 Weeks Ended		40 Weeks Ended
	July 7, 2019	July 8, 2018	July 7, 2019	July 8, 2018
Revenues:
Company restaurant sales	$78,434	$87,574	$257,948	$371,149
Franchise rental revenues	63,359	61,622	208,895	196,682
Franchise royalties and other	40,180	38,787	130,840	124,387
Franchise contributions for advertising and other services(1)	40,386	—	131,189	—
	222,359	187,983	728,872	692,218
Operating costs and expenses, net:
Company restaurant costs (excluding depreciation and amortization):
Food and packaging	23,058	24,946	74,350	106,448
Payroll and employee benefits	23,121	24,875	76,163	106,911
Occupancy and other	11,052	13,715	38,165	59,608
Total company restaurant costs	57,231	63,536	188,678	272,967
Franchise occupancy expenses	38,371	37,401	127,702	119,987
Franchise support and other costs	2,695	2,829	8,337	7,894
Franchise advertising and other services expenses(1)	41,882	—	136,397	—
Selling, general and administrative expenses(2)	24,389	19,671	66,057	80,326
Depreciation and amortization	12,786	13,194	42,645	46,306
Impairment and other charges, net	(3,256)	3,265	5,567	10,449
Gains on the sale of company-operated restaurants	—	(28,676)	(219)	(43,088)
	174,098	111,220	575,164	494,841
Earnings from operations	48,261	76,763	153,708	197,377
Other pension and post-retirement expenses, net(2)	342	423	1,141	1,410
Interest expense, net	36,494	10,873	67,144	34,066
Earnings from continuing operations and before income taxes	11,425	65,467	85,423	161,901
Income taxes	(2,048)	17,334	15,699	75,898
Earnings from continuing operations	13,473	48,133	69,724	86,003
(Losses) earnings from discontinued operations, net of taxes	(284)	(2,826)	2,652	19,099
Net earnings	$13,189	$45,307	$72,376	$105,102

Net earnings per share - basic:
Earnings from continuing operations	$0.52	$1.72	$2.69	$2.97
(Losses) earnings from discontinued operations	(0.01)	(0.10)	0.10	0.66
Net earnings per share (3)	$0.51	$1.62	$2.79	$3.63
Net earnings per share - diluted:
Earnings from continuing operations	$0.51	$1.70	$2.67	$2.94
(Losses) earnings from discontinued operations	(0.01)	(0.10)	0.10	0.65
Net earnings per share (3)	$0.50	$1.60	$2.77	$3.59
Weighted-average shares outstanding:
Basic	25,958	28,042	25,933	28,989
Diluted	26,176	28,296	26,150	29,284

Dividends declared per common share	$0.40	$0.40	$1.20	$1.20

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(1)

In 2019, the company began presenting franchise advertising and other services revenue and costs on separate line items in accordance with the new Revenue Recognition standards. The prior year condensed consolidated statement of earnings was not adjusted as the standard was adopted on a modified retrospective basis.

(2)

In 2019, the company began presenting all components of defined benefit expense, except service cost in Other pension and post-retirement expense, net in its condensed consolidated statements of earnings in accordance with ASU 2017-07. The prior year condensed consolidated statement of earnings was adjusted to conform with this new presentation.

(3)	Earnings per share may not add due to rounding.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	July 7, 2019	September 30, 2018
ASSETS
Current assets:
Cash	$12,447	$2,705
Accounts and other receivables, net	57,647	57,422
Inventories	1,937	1,858
Prepaid expenses	17,484	14,443
Current assets held for sale	13,236	13,947
Other current assets	3,246	4,598
Total current assets	105,997	94,973
Property and equipment:
Property and equipment, at cost	1,178,894	1,190,031
Less accumulated depreciation and amortization	(788,956)	(770,362)
Property and equipment, net	389,938	419,669
Other assets:
Intangible assets, net	451	600
Goodwill	46,747	46,749
Deferred tax assets	72,903	62,140
Other assets, net	215,234	199,266
Total other assets	335,335	308,755
	$831,270	$823,397
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$42,895	$31,828
Accounts payable	51,131	44,970
Accrued liabilities	124,823	106,922
Total current liabilities	218,849	183,720
Long-term liabilities:
Long-term debt, net of current maturities	971,763	1,037,927
Other long-term liabilities	221,219	193,449
Total long-term liabilities	1,192,982	1,231,376
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 82,146,917 and 82,061,661 issued, respectively	821	821
Capital in excess of par value	478,256	470,826
Retained earnings	1,565,287	1,561,353
Accumulated other comprehensive loss	(94,486)	(94,260)
Treasury stock, at cost, 56,325,632 shares	(2,530,439)	(2,530,439)
Total stockholders’ deficit	(580,561)	(591,699)
	$831,270	$823,397

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	40 Weeks Ended
	July 7, 2019	July 8, 2018
Cash flows from operating activities:
Net earnings	$72,376	$105,102
Earnings from discontinued operations	2,652	19,099
Earnings from continuing operations	69,724	86,003
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	42,645	46,306
Amortization of franchise tenant improvement allowances and other	1,524	497
Deferred finance cost amortization	1,903	2,268
Excess tax benefits from share-based compensation arrangements	(66)	(2,084)
Deferred income taxes	(1,745)	38,544
Share-based compensation expense	6,589	7,830
Pension and postretirement expense	1,141	1,789
Gains on cash surrender value of company-owned life insurance	(3,117)	(1,335)
Gains on the sale of company-operated restaurants	(219)	(43,088)
(Gains) losses on the disposition of property and equipment, net	(5,756)	958
Impairment charges and other	1,624	2,205
Changes in assets and liabilities, excluding dispositions:
Accounts and other receivables	(3,555)	945
Inventories	(79)	1,330
Prepaid expenses and other current assets	1,509	(27,448)
Accounts payable	24,321	3,135
Accrued liabilities	9,363	(34,653)
Pension and postretirement contributions	(5,126)	(4,384)
Franchise tenant improvement allowance disbursements	(7,875)	(9,099)
Other	(16,012)	(10,351)
Cash flows provided by operating activities	116,793	59,368
Cash flows from investing activities:
Purchases of property and equipment	(25,041)	(25,730)
Purchases of assets intended for sale and leaseback	—	(5,491)
Proceeds from the sale and leaseback of assets	3,056	7,571
Proceeds from the sale of company-operated restaurants	133	23,666
Collections on notes receivable	15,239	34,057
Proceeds from the sale of property and equipment	7,563	3,799
Other	—	2,921
Cash flows provided by investing activities	950	40,793
Cash flows from financing activities:
Borrowings on revolving credit facilities	229,798	560,800
Repayments of borrowings on revolving credit facilities	(252,800)	(412,100)
Principal repayments on debt	(32,611)	(293,671)
Debt issuance costs	(5,088)	(1,367)
Dividends paid on common stock	(30,929)	(34,609)
Proceeds from issuance of common stock	696	2,365
Repurchases of common stock	(14,362)	(200,000)
Change in book overdraft	—	(573)
Payroll tax payments for equity award issuances	(2,705)	(7,250)
Cash flows used in financing activities	(108,001)	(386,405)
Cash flows provided by (used in) continuing operations	9,742	(286,244)
Net cash provided by operating activities of discontinued operations	—	5,159
Net cash provided by investing activities of discontinued operations	—	273,653
Net cash used in financing activities of discontinued operations	—	(78)
Net cash provided by discontinued operations	—	278,734
Effect of exchange rate changes on cash	—	6
Cash at beginning of period	2,705	7,642
Cash at end of period	$12,447	$138

JACK IN THE BOX INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

The following table presents certain income and expense items included in our condensed consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA
(Unaudited)

	12 Weeks Ended		40 Weeks Ended
	July 7, 2019	July 8, 2018	July 7, 2019	July 8, 2018
Revenues:
Company restaurant sales	35.3%	46.6%	35.4%	53.6%
Franchise rental revenues	28.5%	32.8%	28.7%	28.4%
Franchise royalties and other	18.1%	20.6%	18.0%	18.0%
Franchise contributions for advertising and other services	18.2%	—%	18.0%	—%
Total revenues	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses, net:
Company restaurant costs:
Food and packaging (1)	29.4%	28.5%	28.8%	28.7%
Payroll and employee benefits (1)	29.5%	28.4%	29.5%	28.8%
Occupancy and other (1)	14.1%	15.7%	14.8%	16.1%
Total company restaurant costs (1)	73.0%	72.5%	73.1%	73.5%
Franchise occupancy expenses (2)	60.6%	60.7%	61.1%	61.0%
Franchise support and other costs (3)	6.7%	7.3%	6.4%	6.3%
Franchise advertising and other services expenses (4)	103.7%	—%	104.0%	—%
Selling, general and administrative expenses	11.0%	10.5%	9.1%	11.6%
Depreciation and amortization	5.8%	7.0%	5.9%	6.7%
Impairment and other charges, net	(1.5)%	1.7%	0.8%	1.5%
Gains on the sale of company-operated restaurants	—%	(15.3)%	—%	(6.2)%
Earnings from operations	21.7%	40.8%	21.1%	28.5%
Income tax rate (5)	(17.9)%	26.5%	18.4%	46.9%

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(1)	As a percentage of company restaurant sales.
(2)	As a percentage of franchise rental revenues.
(3)	As a percentage of franchise royalties and other.
(4)	As a percentage of franchise contributions for advertising and other services.
(5)	As a percentage of earnings from continuing operations and before income taxes.
Jack in the Box system sales (dollars in thousands):
	12 Weeks Ended		40 Weeks Ended
	July 7, 2019	July 8, 2018	July 7, 2019	July 8, 2018
Company-owned restaurant sales	$78,434	$87,574	$257,948	$371,149
Franchised restaurant sales (1)	747,398	716,453	2,428,708	2,301,031
System sales (1)	$825,832	$804,027	$2,686,656	$2,672,180

____________________________

(1)

Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. System sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and system restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

The following table summarizes the year-to-date changes in the number and mix of Jack in the Box company and franchise restaurants:

SUPPLEMENTAL RESTAURANT ACTIVITY INFORMATION
(Unaudited)
	2019			2018
	Company	Franchise	Total	Company	Franchise	Total

Beginning of year	137	2,100	2,237	276	1,975	2,251
New	—	16	16	1	8	9
Refranchised	—	—	—	(127)	127	—
Closed	—	(11)	(11)	(4)	(15)	(19)
End of period	137	2,105	2,242	146	2,095	2,241
% of system	6%	94%	100%	7%	93%	100%

SUPPLEMENTAL INFORMATION

(Unaudited)

Recast 2018 Condensed Consolidated Statement of Earnings

The company applied the modified retrospective method upon adoption of the new revenue recognition standard. The recast condensed consolidated statement of earnings reflects adjustments for the implementation of the new revenue recognition standard as if the full retrospective method was applied upon adoption.

Below is a reconciliation of the recast condensed consolidated statement of earnings for the 12 weeks ended and 40 weeks ended July 8, 2018, to the condensed consolidated statement of earnings that was previously reported for those periods (in thousands).

	12 Weeks Ended
	July 8, 2018
	As reported	Franchise Fees	Marketing and Sourcing Fees	Technology Support Fees	Recast
Revenues:
Company restaurant sales	$87,574	$—	$—	$—	$87,574
Franchise rental revenues	61,622	—	—	—	61,622
Franchise royalties and other	38,787	(732)	—	—	38,055
Franchise contributions for advertising and other services	—	—	36,598	1,979	38,577
	187,983	(732)	36,598	1,979	225,828
Operating costs and expenses, net:
Company restaurant costs:
Food and packaging	24,946	—	—	—	24,946
Payroll and employee benefits	24,875	—	—	—	24,875
Occupancy and other	13,715	—	—	—	13,715
Total company restaurant costs	63,536	—	—	—	63,536
Franchise occupancy expenses	37,401	—	—	—	37,401
Franchise support and other costs	2,829	—	—	—	2,829
Franchise advertising and other services expenses	—	—	36,598	3,092	39,690
Selling, general and administrative expenses	19,671	—	—	(1,113)	18,558
Depreciation and amortization	13,194	—	—	—	13,194
Impairment and other charges, net	3,265	—	—	—	3,265
Gains on the sale of company-operated restaurants	(28,676)	—	—	—	(28,676)
	111,220	—	36,598	1,979	149,797
Earnings from operations	76,763	(732)	—	—	76,031
Other pension and post-retirement expenses, net	423	—	—	—	423
Interest expense, net	10,873	—	—	—	10,873
Earnings from continuing operations and before income taxes	65,467	(732)	—	—	64,735
Income taxes	17,334	(210)	—	—	17,124
Earnings from continuing operations	$48,133	$(522)	$—	$—	$47,611

Net earnings per share - basic:
Earnings from continuing operations	$1.72	$(0.02)	$—	$—	$1.70
Net earnings per share - diluted:
Earnings from continuing operations	$1.70	$(0.02)	$—	$—	$1.68

SUPPLEMENTAL INFORMATION
(Unaudited)

Recast 2018 Condensed Consolidated Statement of Earnings
	40 Weeks Ended
	July 8, 2018
	As reported	Franchise Fees	Marketing and Sourcing Fees	Technology Support Fees	Recast
Revenues:
Company restaurant sales	$371,149	$—	$—	$—	$371,149
Franchise rental revenues	196,682	—	—	—	196,682
Franchise royalties and other	124,387	(2,100)	—	—	122,287
Franchise contributions for advertising and other services	—	—	117,646	6,854	124,500
	692,218	(2,100)	117,646	6,854	814,618
Operating costs and expenses, net:
Company restaurant costs:
Food and packaging	106,448	—	—	—	106,448
Payroll and employee benefits	106,911	—	—	—	106,911
Occupancy and other	59,608	—	—	—	59,608
Total company restaurant costs	272,967	—	—	—	272,967
Franchise occupancy expenses	119,987	—	—	—	119,987
Franchise support and other costs	7,894	—	—	—	7,894
Franchise advertising and other services expenses	—	—	117,646	10,530	128,176
Selling, general and administrative expenses	80,326	—	—	(3,676)	76,650
Depreciation and amortization	46,306	—	—	—	46,306
Impairment and other charges, net	10,449	—	—	—	10,449
Gains on the sale of company-operated restaurants	(43,088)	—	—	—	(43,088)
	494,841	—	117,646	6,854	619,341
Earnings from operations	197,377	(2,100)	—	—	195,277
Other pension and post-retirement expenses, net	1,410	—	—	—	1,410
Interest expense, net	34,066	—	—	—	34,066
Earnings from continuing operations and before income taxes	161,901	(2,100)	—	—	159,801
Income taxes	75,898	(603)	—	—	75,295
Earnings from continuing operations	$86,003	$(1,497)	$—	$—	$84,506

Net earnings per share - basic:
Earnings from continuing operations	$2.97	$(0.05)	$—	$—	$2.92
Net earnings per share - diluted:
Earnings from continuing operations	$2.94	$(0.05)	$—	$—	$2.89

JACK IN THE BOX INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS

(Unaudited)

To supplement the consolidated financial statements, which are presented in accordance with GAAP, the company uses the following non-GAAP measures: Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions.

Operating Earnings Per Share

Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, loss on early termination of interest rate swaps, the non-cash impact of the Tax Act, and the excess tax benefits from share-based compensation arrangements which are now recorded as a component of income tax expense versus equity prior to fiscal year 2018. Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the company’s operating performance and period-over-period changes without regard to potential distortions.

Below is a reconciliation of non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share from continuing operations. Figures may not add due to rounding.

	12 Weeks Ended		40 Weeks Ended
	July 7, 2019	July 8, 2018	July 7, 2019	July 8, 2018
Diluted earnings per share from continuing operations - GAAP	$0.51	$1.70	$2.67	$2.94
Loss on early termination of interest rate swaps	0.56	—	0.56	—
Gains on the sale of company-operated restaurants	—	(0.74)	(0.01)	(1.05)
Restructuring charges	—	0.05	0.19	0.12
Non-cash impact of the Tax Cuts and Jobs Act	—	0.03	—	1.10
Excess tax benefits from share-based compensation arrangements	—	(0.04)	—	(0.07)
Operating Earnings Per Share – non-GAAP	$1.07	$1.00	$3.41	$3.02

Adjusted EBITDA

Adjusted EBITDA represents net earnings on a GAAP basis excluding earnings or losses from discontinued operations, income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges, net, depreciation and amortization, and the amortization of franchise tenant improvement allowances. Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced.

Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands).

	12 Weeks Ended		40 Weeks Ended
	July 7, 2019	July 8, 2018	July 7, 2019	July 8, 2018
Net earnings - GAAP	$13,189	$45,307	$72,376	$105,102
Losses (earnings) from discontinued operations, net of taxes	284	2,826	(2,652)	(19,099)
Income taxes	(2,048)	17,334	15,699	75,898
Interest expense, net	36,494	10,873	67,144	34,066
Gains on the sale of company-operated restaurants	—	(28,676)	(219)	(43,088)
Impairment and other charges, net	(3,256)	3,265	5,567	10,449
Depreciation and amortization	12,786	13,194	42,645	46,306
Amortization of franchise tenant improvement allowances and other	387	232	1,524	497
Adjusted EBITDA – non-GAAP	$57,836	$64,355	$202,084	$210,131

Restaurant-Level Margin

Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other charges, net, gains or losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs. As such, Restaurant-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-owned restaurants.

Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	12 Weeks Ended		40 Weeks Ended
	July 7, 2019	July 8, 2018	July 7, 2019	July 8, 2018
Earnings from operations - GAAP	$48,261	$76,763	$153,708	$197,377
Franchise rental revenues	(63,359)	(61,622)	(208,895)	(196,682)
Franchise royalties and other	(40,180)	(38,787)	(130,840)	(124,387)
Franchise contributions for advertising and other services	(40,386)	—	(131,189)	—
Franchise occupancy expenses	38,371	37,401	127,702	119,987
Franchise support and other costs	2,695	2,829	8,337	7,894
Franchise advertising and other services expenses	41,882	—	136,397	—
Selling, general and administrative expenses	24,389	19,671	66,057	80,326
Impairment and other charges, net	(3,256)	3,265	5,567	10,449
Gains on the sale of company-operated restaurants	—	(28,676)	(219)	(43,088)
Depreciation and amortization	12,786	13,194	42,645	46,306
Restaurant-Level Margin- Non-GAAP	$21,203	$24,038	$69,270	$98,182

Company restaurant sales	$78,434	$87,574	$257,948	$371,149

Restaurant-Level Margin % - Non-GAAP	27.0%	27.5%	26.9%	26.5%

Franchise-Level Margin

Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other charges, net, amortization of tenant improvement allowances, and other costs that are considered normal operating costs. As such, Franchise-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.

Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	12 Weeks Ended			40 Weeks Ended
	July 7, 2019	July 8, 2018	July 8, 2018 Recast (1)	July 7, 2019	July 8, 2018	July 8, 2018 Recast (1)
Earnings from operations - GAAP	$48,261	$76,763	$76,031	$153,708	$197,377	$195,277
Company restaurant sales	(78,434)	(87,574)	(87,574)	(257,948)	(371,149)	(371,149)
Food and packaging	23,058	24,946	24,946	74,350	106,448	106,448
Payroll and employee benefits	23,121	24,875	24,875	76,163	106,911	106,911
Occupancy and other	11,052	13,715	13,715	38,165	59,608	59,608
Selling, general and administrative expenses	24,389	19,671	18,558	66,057	80,326	76,650
Impairment and other charges, net	(3,256)	3,265	3,265	5,567	10,449	10,449
Gains on the sale of company- operated restaurants	—	(28,676)	(28,676)	(219)	(43,088)	(43,088)
Depreciation and amortization	12,786	13,194	13,194	42,645	46,306	46,306
Amortization of franchise tenant improvement allowances and other	387	232	232	1,524	497	497
Franchise-Level Margin - Non- GAAP	$61,364	$60,411	$58,566	$200,012	$193,685	$187,909

Franchise rental revenues	$63,359	$61,622	$61,622	$208,895	$196,682	$196,682
Franchise royalties and other	40,180	38,787	38,055	130,840	124,387	122,287
Franchise contributions for advertising and other services	40,386	—	38,577	131,189	—	124,500
Total franchise revenues	$143,925	$100,409	$138,254	$470,924	$321,069	$443,469

Franchise-Level Margin % - Non- GAAP	42.6%	60.2%	42.4%	42.5%	60.3%	42.4%

____________________________

(1)	Recast results for the impact of Topic 606 as shown in the "Supplemental Information" section of this release.

Contacts

Investor Contact:
Carol DiRaimo, (858) 571-2407
Rachel Webb, (858) 571-2683

Media Contact:
Brian Luscomb, (858) 571-2291